Exhibit 99.1

Ginkgo Bioworks Reports Second Quarter 2022 Financial Results

$145 million of Total revenue in Q2 2022, representing 231% growth over Q2 2021

13 new Cell Programs added in Q2 2022, representing 86% growth over Q2 2021

Pending acquisitions of Zymergen and Bayer's West Sacramento agricultural biologicals capabilities expected to enable new growth opportunities in the coming years

Approximately $1.4 billion cash balance provides continued multi-year runway as Ginkgo drives towards profitability

BOSTON, Aug. 15, 2022 /PRNewswire/ -- Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) ("Ginkgo"), the leading horizontal platform for cell programming, today announced its results for the second quarter ended June 30, 2022. The update, including a webcast slide presentation with additional details on the second quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

"We delivered a strong quarter across both our cell programming and biosecurity businesses," said Jason Kelly, co-founder and CEO of Ginkgo. "We added 13 new Cell Programs and more than doubled our second-quarter Foundry revenue year-over-year. We executed well on our biosecurity business through the remainder of the school year and are seeing traction across this business with longer-term, diversified biosecurity opportunities, including being awarded a new contract from the CDC to continue our pathogen monitoring work in airports. We are excited about our recently announced transactions with Zymergen and Bayer, which we expect to significantly improve our platform and drive future value. Our strong cash balance of approximately $1.4 billion affords us the ability to play offense when compelling opportunities arise, while we remain focused on our cash runway and can consider multiple levers as we drive towards profitability."

Recent Business Highlights & Strategic Positioning

•
Generated Foundry revenue of $44 million in Q2 2022, representing 105% growth over the comparable prior year period, including a previously announced equity milestone from the successful completion of the third productivity target in our collaboration with Cronos Group Inc.
•
Added 13 new Cell Programs to the Foundry platform in Q2 2022, representing 86% growth over the comparable prior year period
•
Concentric by Ginkgo, Ginkgo's biosecurity and public health offering, had another strong quarter, producing $100 million in revenue in Q2 2022
o
Concentric was recently awarded the contract to continue CDC's traveler-based SARS-CoV-2 genomic surveillance program, which we expect will expand inbound pathogen monitoring at ports of entry, building on our partnership over the last year with XpresCheck
•
On July 24, 2022, Ginkgo entered into a definitive agreement to acquire Zymergen in an all-stock transaction
o
The merger is expected to improve the capacity, capabilities, and efficiency of Ginkgo's platform for its diverse customer base and enable new growth opportunities across many end markets

o
The transaction is expected to close by Q1 2023, subject to approval by Zymergen's stockholders, receipt of regulatory approvals, and satisfaction or waiver of other closing conditions

•
Also on July 24, 2022, Ginkgo entered into a definitive agreement to acquire Bayer's West Sacramento agricultural biologicals R&D facility
o
As part of the transaction, Bayer will be entering into a multi-year partnership with Ginkgo, representing Ginkgo's largest ever cell programming contract (in terms of R&D service fees) and with the potential to earn downstream value in the form of royalties on net sales from products developed under the partnership

o
The transaction is expected to close in Q4 2022, subject to regulatory approvals and customary closing conditions

•
Added Dr. Kathy Hopinkah Hannan to the Ginkgo Board of Directors
o
Dr. Hannan brings over thirty years of experience as a senior C-Suite executive, corporate advisor, independent board director and strategist leading significant operations and high priority initiatives

Second Quarter 2022 Financial Highlights

•
Second quarter 2022 Total revenue of $145 million, up from $44 million in the comparable prior year period, an increase of 231%
•
Second quarter 2022 Foundry revenue of $44 million, up from $22 million in the comparable prior year period, an increase of 105%. Second quarter 2022 Foundry revenue included downstream value share revenue related to the equity milestone achievement by Cronos Group Inc.
•
Second quarter 2022 Biosecurity revenue of $100 million with a gross profit margin of 36%
•
Second quarter 2022 Loss from operations of $(647) million (inclusive of stock-based compensation expense of $607 million), compared to Loss from operations of $(60) million in the comparable prior year period. The stock-based compensation expense primarily relates to the continued GAAP accounting for the modification of restricted stock units issued prior to becoming a public company, as disclosed in our annual report on Form 10-K filed with the SEC on March 29, 2022
•
Second quarter 2022 Adjusted EBITDA of $(23) million, improved from $(38) million in the comparable prior year period
•
Cash and cash equivalents balance as of the end of the second quarter of approximately $1.4 billion puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2022 Guidance

•
Ginkgo continues to expect to add 60 new Cell Programs to the Foundry platform in 2022
•
Ginkgo further revised its expectation for Total revenue from $375 – $390 million to $425 –$440 million in 2022
•
Ginkgo continues to expect Foundry revenue of $165 – $180 million in 2022
•
While Biosecurity remains an uncertain business, based on strong year-to-date performance Ginkgo now expects Biosecurity revenue in 2022 of at least $260 million

Conference Call Details

Ginkgo will host a videoconference today, Monday, August 15, 2022, beginning at 4:30 p.m. ET. The presentation will include an overview of the second quarter financial performance, recent business updates, a discussion on Ginkgo's outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on Twitter (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 924 3540 6075

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company's platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization, and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

Forward-Looking Statements of Ginkgo Bioworks

This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the effect of Ginkgo's business combination with Soaring Eagle Acquisition Corp. ("Soaring Eagle") on Ginkgo's business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo's employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo's securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo's business, changes in the combined capital structure and expectations associated with increases in the number of shares available for sale, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and ability to identify and realize additional opportunities, (vi) the risk of downturns in demand for products using synthetic biology, (vii) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, (viii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, and (ix) our ability to close and realize the expected benefits of pending merger and acquisition transactions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of June 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,377,152	$1,550,004
Accounts receivable, net	171,624	131,544
Accounts receivable - related parties	3,253	4,598
Inventory, net	8,102	3,362
Prepaid expenses and other current assets	38,717	33,537
Total current assets	1,598,848	1,723,045
Property and equipment, net	176,221	145,770
Investments	89,068	102,037
Equity method investments	6,914	13,194
Intangible assets, net	39,180	21,642
Goodwill	30,973	21,312
Other non-current assets	53,015	43,990
Total assets	$1,994,219	$2,070,990
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,459	$8,189
Deferred revenue	45,504	33,240
Accrued expenses and other current liabilities	70,059	93,332
Total current liabilities	135,022	134,761
Non-current liabilities:
Deferred rent, net of current portion	20,214	18,746
Deferred revenue, net of current portion	156,981	155,991
Lease financing obligation	51,545	22,283
Warrant liabilities	27,294	135,838
Other non-current liabilities	36,107	35,992
Total liabilities	427,163	503,611
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	164	161
Additional paid-in capital	5,098,018	3,804,844
Accumulated deficit	(3,557,255)	(2,297,925)
Accumulated other comprehensive loss	(5,496)	(1,715)
Total Ginkgo Bioworks Holdings, Inc. stockholders' equity	1,535,431	1,505,365
Non-controlling interest	31,625	62,014
Total stockholders' equity	1,567,056	1,567,379
Total liabilities and stockholders' equity	$1,994,219	$2,070,990

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Foundry revenue	$44,242	$21,592	$65,730	$44,096
Biosecurity revenue:
Product	3,887	355	17,834	6,130
Service	96,489	21,689	229,459	37,507
Total revenue	144,618	43,636	313,023	87,733
Costs and operating expenses:
Cost of Biosecurity product revenue	2,444	1,820	10,539	11,755
Cost of Biosecurity service revenue	61,467	15,290	138,804	29,055
Research and development (1)	289,188	52,031	611,908	111,616
General and administrative (1)	438,427	34,440	873,195	52,367
Total operating expenses	791,526	103,581	1,634,446	204,793
Loss from operations	(646,908)	(59,945)	(1,321,423)	(117,060)
Other (expense) income:
Interest income (expense), net	1,674	(478)	1,277	(953)
Loss on equity method investments	(10,166)	(4,346)	(31,053)	(32,970)
(Loss) gain on investments	(38,673)	2,755	(38,223)	15,377
Change in fair value of warrant liabilities	23,509	—	108,544	—
Gain on deconsolidation of subsidiary	—	—	15,900	—
Other (expense) income, net	(51)	7,119	1,586	5,774
Total other (expense) income, net	(23,707)	5,050	58,031	(12,772)
Loss before income taxes	(670,615)	(54,895)	(1,263,392)	(129,832)
Income tax benefit	(45)	(431)	(229)	(590)
Net loss	(670,570)	(54,464)	(1,263,163)	(129,242)
Net loss attributable to non-controlling interest	(1,745)	(523)	(3,833)	(1,732)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$(668,825)	$(53,941)	$(1,259,330)	$(127,510)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$(0.41)	$(0.04)	$(0.78)	$(0.10)
Weighted average common shares outstanding, basic and diluted	1,620,703,542	1,292,538,294	1,614,138,189	1,291,416,874
Comprehensive loss:
Net loss	$(670,570)	$(54,464)	$(1,263,163)	$(129,242)
Other comprehensive loss:
Foreign currency translation adjustment	(3,141)	—	(3,781)	—
Total other comprehensive loss	(3,141)	—	(3,781)	—
Comprehensive loss	$(673,711)	$(54,464)	$(1,266,944)	$(129,242)

(1) In the first half of 2022, R&D and G&A expenses included a significant charge to stock-based compensation expense as a result of the modification of the vesting terms of restricted stock units and all related earnout shares. Total stock-based compensation expense, inclusive of $0.8 million and $7.0 million in employer payroll taxes for the three and six months ended June 30, 2022, respectively, was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Research and development	$217,291	$22	$483,631	$40
General and administrative	389,979	14,497	782,674	14,597
Total	$607,270	$14,519	$1,266,305	$14,637

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$ (1,263,163)	$ (129,242)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	19,096	12,794
Stock-based compensation	1,259,336	14,637
Loss on equity method investments	31,053	32,970
Loss (gain) on investments	38,223	(15,377)
Non-cash customer consideration	(18,139)	—
Change in fair value of loans receivable	292	(4,384)
Change in fair value of warrant liabilities	(108,544)	—
Gain on deconsolidation of subsidiary	(15,900)	—
In-process research and development	1,162	—
Other non-cash activity	510	—
Changes in operating assets and liabilities:
Accounts receivable	(38,598)	(6,479)
Prepaid expenses and other current assets	4,973	4,854
Inventory	(4,740)	20
Other non-current assets	(419)	(55)
Accounts payable	10,650	(7,321)
Accrued expenses and other current liabilities	(12,758)	19,139
Deferred revenue, current and non-current	(19,708)	(6,067)
Deferred rent, non-current	1,468	914
Other non-current liabilities	(3,989)	555
Net cash used in operating activities	(119,195)	(83,042)
Cash flows from investing activities:
Cash acquired in acquisition	1,440	—
Purchase of convertible note	(6,500)	—
Purchases of property and equipment	(13,153)	(45,969)
Purchase of marketable equity securities	(3,691)	—
Deconsolidation of subsidiary - cash	(28,772)	—
Prepayment for business acquisition	—	(1,210)
Other	28	202
Net cash used in investing activities	(50,648)	(46,977)
Cash flows from financing activities:
Proceeds from exercise of stock options	76	39
Taxes paid related to net share settlement of equity awards	(981)	—
Principal payments on capital leases and lease financing obligation	(720)	(448)
Contingent consideration payment	(521)	—
Payment of deferred offering costs	—	(2,147)
Net cash used in financing activities	(2,146)	(2,556)
Effect of foreign exchange rates on cash and cash equivalents	(104)	—
Net decrease in cash, cash equivalents and restricted cash	(172,093)	(132,575)

Cash and cash equivalents, beginning of period	1,550,004	380,801
Restricted cash, beginning of period	42,924	5,076
Cash, cash equivalents and restricted cash, beginning of period	1,592,928	385,877

Cash and cash equivalents, end of period	1,377,152	235,893
Restricted cash, end of period	43,683	17,409
Cash, cash equivalents and restricted cash, end of period	$ 1,420,835	$253,302

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (668,825)	$ (53,941)	$(1,259,330)	$ (127,510)
Interest (income) expense, net	(1,674)	478	(1,277)	953
Income tax benefit	(45)	(431)	(229)	(590)
Depreciation and amortization	9,608	7,165	19,096	12,794
EBITDA	(660,936)	(46,729)	(1,241,740)	(114,353)
Stock-based compensation (1)	607,270	14,519	1,266,305	14,637
Loss on equity method investments (2)	9,952	3,823	30,216	31,238
Loss (gain) on investments	38,673	(2,755)	38,223	(15,377)
Change in fair value of warrant liabilities	(23,509)	—	(108,544)	—
Gain on deconsolidation of subsidiary	—	—	(15,900)	—
Merger and acquisition related expenses (3)	2,716	—	6,562	—
In-process research and development (4)	1,605	—	1,605	—
Other (5)	906	(6,406)	332	(4,831)
Adjusted EBITDA	$ (23,323)	$ (37,548)	$ (22,941)	$ (88,686)

(1) For the three and six months ended June 30, 2022, includes employer payroll taxes of $0.8 million and $7.0 million, respectively.
(2) Represents losses on equity method investments under the hypothetical liquidation at book value method, net of losses attributable to non- controlling interests.

(3) Represents transaction and integration costs directly related to mergers and acquisitions including (i) due diligence, legal and other professional fees associated with acquisitions and (ii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions. In the second quarter of 2022, we redefined Adjusted EBITDA to exclude the impact of merger and acquisition related expenses. We elected to recast our previous first quarter 2022 Adjusted EBITDA calculation to exclude these costs and conform to the new presentation.

(4) Represents acquired intangible assets expensed to research and development associated with an asset acquisition.

(5) For the three and six months ended June 30, 2022, includes change in fair value of Access Bio Convertible Notes. For the three and six months ended June 30, 2021, includes change in fair value of Access Bio Convertible Notes and gain related to a settlement payment.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Foundry	$ 44,242	$ 21,592	$ 65,730	$ 44,096
Biosecurity	100,376	22,044	247,293	43,637
Total revenue	144,618	43,636	313,023	87,733
Segment cost of revenue:
Biosecurity	63,911	17,110	149,343	40,810
Segment research and development expense:
Foundry	62,779	40,828	110,068	71,722
Biosecurity	443	4,374	960	27,777
Total segment research and development expense	63,222	45,202	111,028	99,499
Segment general and administrative expense:
Foundry	36,601	14,722	63,294	27,877
Biosecurity	12,409	5,084	25,644	9,619
Total segment general and administrative expense	49,010	19,806	88,938	37,496
Segment operating income (loss):
Foundry	(55,138)	(33,958)	(107,632)	(55,503)
Biosecurity	23,613	(4,524)	71,346	(34,569)
Total segment operating income (loss)	(31,525)	(38,482)	(36,286)	(90,072)
Operating expenses not allocated to segments:
Stock-based compensation (1)	607,270	14,519	1,266,305	14,637
Depreciation and amortization	9,326	6,944	18,532	12,351
Change in fair value of contingent consideration liability	(1,213)	—	300	—
Loss from operations	$ (646,908)	$ (59,945)	$(1,321,423)	$ (117,060)

(1) Includes $0.8 million and $7.0 million in employer payroll taxes for the three and six months ended June 30, 2022, respectively.